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              MASTER TRANSITION MATERIALS AND SERVICES AGREEMENT


     This Agreement is made as of December 1, 1999, by and among ACX Technologies, Inc. ("ACX"), and its Affiliates, and CoorsTek, Inc., ("CoorsTek"), and its Affiliates, hereinafter collectively referred to as the "Parties."

     1.  Purpose.  The purpose of this Agreement is to set forth the terms and
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conditions pursuant to which ACX shall provide materials and perform services for each other as described in Attachment A, attached hereto and by this reference made a part hereof.

     2.  Term.  This Agreement shall be effective commencing on January 1, 2000,
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and shall remain in effect for one (1) year thereafter.

     3.  Independent Contractor.  The parties expressly understand and agree
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that ACX and CoorsTek, respectively are acting as independents contractors unrelated to each other or any of their respective subsidiaries or affiliated companies. Nothing in this Agreement is intended to create a relationship, express or implied, of employer-employee, principal-agent, or joint venture between CoorsTek and ACX.

     4.  Consideration/Billing.
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     (a) Invoices for services will be sent to the addresses designated on
Attachment B. Best efforts will be made to bill in a timely manner. The year-end invoice shall be sent within 60 days after the close of the accounting year books with an additional 30 days to be set aside for any dispute resolution regarding billing.

     (b) Remittance for services will be in the form of a check and mailed to the party providing the service (the "Provider") at the address set forth in Attachment B:

     (c) Backup documentation for charges less than $50.00 may not be available.

     (d) Additional requested services not listed in the "Description of Service Provided" (Attachment A) will be charged to the party receiving the material or service ("Receiving Party").

5.   Limitation of Liability.  In no event shall either party be responsible for
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incidental or consequential damages, including lost profits, incurred by the other party in connection with this Agreement, regardless of legal theory (including, without limitation, contract, negligence, strict liability, tort or warranty of any kind), even if advised of the possibility of such damage.

     In the event of a loss or claim resulting from work performed pursuant to this Agreement, the Receiving Party shall be responsible for responding to the loss or claim on behalf of both parties to this Agreement until such time as legal liability is
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established, at which time each party shall pay its pro rata share of costs, expenses and judgments.

     The Provider shall have the right to participate in the response to the loss or claim and shall have the right to approve any settlement provided, however, that such approval shall not be unreasonably withheld.

     6.  Warranty.  Each Party represents and warrants to the other party that
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all materials provided and services performed by each party hereunder will meet the other party's specifications as set forth in Attachment A. THE PARTIES AGREE THAT THE WARRANTY SET FORTH IN THIS PARAGRAPH 6 IS THE SOLE AND EXCLUSIVE WARRANTY PROVIDED AND THAT THERE IS NO OTHER WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL SUCH OTHER WARRANTIES ARE EXPRESSLY AND SPECIFICALLY DISCLAIMED. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NEITHER PARTY ACCEPTS RESPONSIBILITY OR LIABILITY FOR THE USE OF THE SERVICES PERFORMED OR MATERIALS PROVIDED HEREUNDER.

     7.  Designated Representative.  The Designated Representatives as set forth
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in Attachment A are responsible for authorizing and coordinating the work under this Agreement. All matters of a technical coordinating or project authorization nature shall be directed to the Designated Representative. All matters of an administrative or contractual nature, including but not limited to the issuance of notices, amendments, time extensions, request for changes, submission of Insurance Certificates and any other contractual correspondence, including exchange of signed copies of this Agreement, shall be directed to the designated Purchasing Representative.

     8.  Miscellaneous.
         -------------

         (a) Amendment. This Agreement may not be amended except in writing properly executed by the parties hereto.

         (b) Assignment and Subcontracting. Neither party shall have the right or power to assign or subcontract its rights or obligations hereunder without the express written consent of the other party. Any attempt to do so without such consent shall be null and void and shall give the other party the right to cancel and terminate this Agreement.

         (c) Waiver. Any express waiver of a term of this Agreement shall not be binding and effective unless made in writing and properly executed.

         (d) Severability. Any invalid or unenforceable provision shall be deemed severed from this Agreement to the extent of its invalidity or unenforceability, and this Agreement shall be construed and enforced as if the Agreement did not contain that particular provision to the extent of its invalidity or unenforceability.

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         (e) Governing Law.  The laws of the State of Colorado shall govern any interpretations or constructions of this Agreement. Any action pertaining to this Agreement shall be commenced and prosecuted in the courts of Jefferson County, Colorado, and each party submits to the jurisdiction of said courts and waives the right to change venue.

         (f) Entire Agreement. There are no understandings between the parties hereto as to the subject matter of this Agreement other than as set forth herein and in the documents specifically incorporated herein.

     BY SIGNING BELOW, both parties hereto accept this Agreement.


ACX TECHNOLOGIES, INC.                   COORSTEK, INC.



By:    /s/ Jill B.W. Sisson              By:    /s/ Katherine A. Resler
       -----------------------------            -----------------------------
Name:  Jill B.W. Sisson                  Name:  Katherine A. Resler
       -----------------------------            -----------------------------
Title: General Counsel and Secretary     Title: General Counsel and Secretary
       -----------------------------            -----------------------------

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                                 ATTACHMENT A



Transitional Services:



Liability/Property Insurance
Telecommunication Services
Courier and Transportation Services

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